EXHIBIT 14

                                                               EXECUTION VERSION




                             INTERCREDITOR AGREEMENT

                  INTERCREDITOR AGREEMENT, dated as of November 13, 2001, (this "Agreement"), by and among TPG Wafer Credit Partners, LLC, a Delaware limited liability company (together with its affiliates, successors and permitted assigns but excluding each of TPG WP (as defined herein) and T3 Partners II (as defined herein), "TPG WCP"), T3 Partners II, L.P., a Delaware limited partnership ("T3 Partners II"), T3 Parallel II, L.P., a Delaware limited partnership ("T3 Parallel II", and, together with TPG WCP and T3 Partners II, "TPG"), TCW/Crescent Mezzanine Partners III, L.P. and TCW/Crescent Mezzanine Trust III (together with their affiliates, successors and permitted assigns, "TCW"), Green Equity Investors III, L.P., a Delaware limited partnership (together with its affiliates, successors and permitted assigns, "GEI"), Green Equity Investors Side III, L.P., a Delaware limited partnership (together with its affiliates, successors, permitted assigns and GEI, "LGP") and TPG Wafer Management, L.L.C., a Delaware limited liability company ("TPG Wafer Management") (collectively, the "Lenders") and TPG Wafer Partners, LLC, a Delaware limited liability company ("TPG WP").

                  Except as otherwise defined, capitalized terms used herein have the meaning specified in the Revolving Credit Agreement, dated as of November 13, 2001 (as amended from time to time, the "Revolving Credit Agreement"), by and among MEMC Electronic Materials, Inc. (the "Borrower" or "MEMC"), the Lenders and Citicorp USA, Inc. as Administrative Agent (the "Administrative Agent"); provided, however, that no amendment of a defined term in the Revolving Credit Agreement shall affect the meaning of such terms in this Agreement if all Lenders have not consented in writing to such amendment.

                                    RECITALS

                  WHEREAS, the Lenders have contributed to a revolving credit facility (the "Revolving Credit Facility") to be used by the Borrower pursuant to the Revolving Credit Agreement, TPG WP has acquired certain rights under the Italian Credit Agreement (as defined herein) and TPG WP, TPG Wafer Management, TCW and LGP have acquired certain Participation Interests, Senior Notes and Warrants (each as defined herein);

                  WHEREAS, the parties hereto desire to enter into an agreement regarding certain matters described herein, including the division of certain fees, the imposition of certain restrictions on the transferability of their rights and obligations under the Revolving Credit Agreement and with respect to the Italian Credit Agreement, the Participation Interests, the Senior Notes, the Warrants and certain other matters;

                  NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders hereby agree and covenant as follows:

                  1. Lender Funding Commitments and Certain Other Matters Under the Revolving Credit Agreement. (a) Subject to the provisions of this Agreement, each of the Lenders hereby agrees to comply with the terms of the Revolving Credit Agreement, including the obligations thereunder to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Exposure exceeding such Lender's Commitment.

                  (b) Notwithstanding the provisions of Section 10.02(b) of the Revolving Credit Agreement, in the event that (i) the aggregate Exposures of all Lenders under the Revolving Credit Facility is (or would, in the event of additional advances under the Revolving Credit Facility as described in the Borrowing Request in clause (iii) below, be) greater than $110,000,000; (ii) the Consolidated EBITDA of MEMC is less than the amounts set forth in Schedule A hereto for the periods and at the times specified in Schedule A, and (iii) MEMC makes a Borrowing Request pursuant to Section 2.03 of the Revolving Credit Agreement (or the equivalent provision of any separate credit agreement referred to in paragraph 1(d) hereof), in each case, each of TCW and LGP (and their Permitted Transferees, if any) may, by written notice to TPG within one Business Day of the receipt of a copy of such Borrowing Request (the "Commitment Notice"), declare that it shall no longer be obligated to make additional loans under the Revolving Credit Agreement or under any separate credit agreement referred to in paragraph 1(d) hereof; provided that, notwithstanding the foregoing, each of TCW and LGP agrees to notify TPG (in advance of the receipt of any Borrowing Request described in clause (iii) above) if TCW or LGP, as the case may be, determines that there is a substantial possibility that it would deliver a Commitment Notice in the event of any such Borrowing Request. Upon delivery of any such Commitment Notice by either or both of TCW and LGP (each such non-committing Lender, a "Non-Committing Lender", and any committing Lender, a "Committing Lender"), TPG may, individually or together with any Committing Lender, elect to assume on a pro rata basis the obligations of any Non-Committing Lender to make additional Loans to the Borrower in accordance with the provisions of the Revolving Credit Agreement (any such election, a "Non-Pro Rata Election"); provided that in the event that (x) TPG has, without the consent of TCW and LGP, consented to any amendment of the provisions of
Section 6.12 of the Revolving Credit Agreement or has agreed to waive compliance with such provisions; and (y) the Consolidated EBITDA of MEMC is less than the amounts set forth in Schedule A hereto for the periods and at the times specified in Schedule A but greater than any corresponding amount set forth in
Section 6.12 of the Revolving Credit Agreement as a result of such amendment (or TPG has waived compliance with Section 6.12), TPG shall, individually or together with any Committing Lender, assume on a pro rata basis the obligations of any Non-Committing Lender to make additional Loans to the Borrower in accordance with the provisions of the Revolving Credit Agreement. In the event of any Non-Pro Rata Election, each Non-Committing Lender shall execute such agreements and related documents and take such other actions as are reasonably determined by such Non-Committing Lender in pursuance of the assumption of such obligations by TPG and any Committing Lender.

                  (c) In the event of any Non-Pro Rata Election and any actual additional funding of the Borrower by TPG under the Revolving Credit Facility, the Pro Rata Percentage (as defined below) of each Non-Committing Lender's (i) participation interests and any other rights in the loans outstanding and loans to be made in the future, if any, under the Amended and Restated Credit Agreement (the "Italian Credit Agreement") dated as of September 22, 2001 among MEMC Electronic Materials S.p.A. as Borrower and the other parties thereto (or, if such interests have been exchanged for other securities, such Non-Committing Lender's interests in such other securities) (such interests, the "Participation Interests"), (ii) Senior Subordinated Secured Notes issued by the Borrower under Restructuring Agreement (the "Restructuring Agreement") dated as of November 13, 2001 between TPG Wafer Holdings, LLC and MEMC (the "Senior Notes", and (iii) warrants issued by the Borrower under Restructuring Agreement dated as of November 13, 2001 between TPG Wafer Holdings, LLC and MEMC (together with the Warrant Shares (as defined in the Restructuring Agreement), the "Warrants"), shall immediately be assigned at no cost to TPG WP and any Committing Lender on a pro rata basis, in which event such Non-Committing Lender shall execute such agreements and related documents and take such other actions as are reasonably determined by TPG WP in pursuance of such assignment; provided that if any such assignment is prevented by any provision of any other agreement or law, each Non-Committing Lender shall take any other steps that are reasonably requested by TPG WP and any Committing Lender to ensure that TPG WP and such Committing Lenders enjoy the same economic benefits as TPG WP and such Committing Lenders would enjoy from such an assignment . As used herein, the "Pro Rata Percentage" shall mean, with respect to any Non-Committing Lender, the percentage obtained by multiplying (A) one hundred percent (100%), by (B) a fraction, the numerator of which shall be the aggregate amount of such Non-Committing Lender's unfunded Commitment then outstanding (including the additional commitment of such Non-Committing Lender described in paragraph 1(d) below), and the denominator of which shall be the aggregate amount of such Non-Committing Lender's initial Commitment (including the additional commitment of such Non-Committing Lender described in paragraph 1(d) below).

                  (d) In addition, at the election of TPG, TPG, TCW and LGP hereby agree to increase their Commitments under the Revolving Credit Agreement (or make additional capital commitments to MEMC pursuant to a separate credit agreement with terms substantially similar to those of the Revolving Credit Agreement) pro rata in accordance with their initial capital commitments under the Revolving Credit Agreement; provided that TCW shall not be obligated to extend loans to MEMC pursuant to the Revolving Credit Agreement and any separate credit agreement in an aggregate amount exceeding $37 million and LGP shall not be obligated to extend loans to MEMC pursuant to the Revolving Credit Agreement and any separate credit agreement in an aggregate amount exceeding $37 million; and provided, further, that neither TCW nor LGP shall be obligated to increase their Commitments (or make any additional capital commitments pursuant to any separate credit agreement) unless MEMC is in compliance with the Consolidated EBITDA test described in Schedule A. No Lender shall consent to any amendment to or waiver or other action under or in connection with the Revolving Credit Agreement or any separate credit agreement between the Lenders and MEMC which would result in or permit the aggregate amount of all commitments under any credit agreement referred to in this paragraph 1(d) to exceed $185 million.

                  (e) Notwithstanding the provisions of Section 10.02(b) of the Revolving Credit Agreement, TPG hereby agrees not to consent to the release of any part of the Collateral from the Liens of the Security Documents or the placing of additional Liens on any part of the Collateral without the written consent of each of TCW and LGP if such release of Collateral or placing of additional Liens is proposed in connection with additional loans to be made by TPG or any Affiliate of TPG.

                  (f) TPG and TPG WP hereby further agree not to consent to the release of any part of the Italian Collateral (as defined below) from the liens of the Italian Credit Agreement or related agreements in respect of such collateral or the placing of additional liens on any part of the Italian Collateral without the written consent of each of TCW and LGP, if such release of the Italian Collateral or placing of additional liens is proposed in connection with additional loans to be made by TPG or any affiliate of TPG. As used herein, the "Italian Collateral" shall mean the "Collateral" as such term is defined in the Italian Credit Agreement.

                  2. Lender Default. Notwithstanding any other provision of the Revolving Credit Agreement, in the event that any Lender breaches any of its obligations to provide funding under the Revolving Credit Agreement and such failure is not cured within five (5) days after receipt by such Lender of a written notice thereof from TPG, one hundred percent (100%) of its Participation Interests, Senior Notes and Warrants held by such defaulting Lender shall immediately be assigned at no cost to the non-defaulting Lenders (or, in the case of TPG, to TPG WP) on a pro rata basis, in which event such Non-Committing Lender shall execute such agreements and related documents and take such other actions as reasonably determined by TPG in pursuance of such assignment.

                  3. Interest Payments. (a) Notwithstanding the provisions of
Section 2.10(f) of the Revolving Credit Agreement, until the date that is the third anniversary of the Effective Date, TPG may consent to any proposal of the Borrower not to pay the interest on any Loan in cash unless, on the last day of the immediately preceding calendar month, the Consolidated EBITDA of MEMC for the trailing twelve (12) month period is greater than $100,000,000 (in which case, the relevant interest payment and all subsequent interest payments shall be paid in cash). Following the third anniversary of the Effective Date, TPG shall not, without the consent of each of LGP and TCW, consent to any proposal of the Borrower not to pay the interest on any Loan in cash.

                  4. Transfer Restriction Period. Notwithstanding anything to the contrary herein, during the period from the Effective Date until the date that is the first anniversary of the Effective Date (the "Transfer Restriction Period"), neither LGP nor TCW may (directly or indirectly) transfer by way of sale, exchange, assignment, pledge, gift or other disposition (all of which acts shall be deemed included in the term "transfer" as used in this Agreement) all or any fraction of its rights or obligations (including all or a portion of its Commitment and the Loans at the time owing to it) under the Revolving Credit Facility (a "Revolver Interest") or any of the Participation Interests, Senior Notes or Warrants held by it to any other Person (other than a Permitted Transferee (as defined below)) unless TPG or TPG WP consents to such transfer.

                  5. Rights of First Offer. (a) In the event that any Lender or TPG WP (hereinafter, the "Transferor") desires to transfer any of its Revolver Interests, Participation Interests, Senior Notes or Warrants (an "Offered Interest") to a third party, other than pursuant to paragraph 6, 7 or 8 of this Agreement, the Transferor shall give prompt written notice (an "Offer Notice") of its desire to sell the Offered Interest to TPG WP or, in the case of a transfer of Revolver Interests, TPG, which notice shall identify (i) the amount of the Offered Interest and (ii) the purchase price (which shall be in cash) and any other material items and conditions of the proposed transfer. The date on which such Transferor's Notice is actually received by TPG or TPG WP, as the case may be, is referred to hereinafter as the "Notice Date."

                  (b) TPG or TPG WP, as the case may be, shall have thirty (30) days following the Notice Date to notify the Transferor in writing of an offer to purchase in cash (the "Offer to Purchase") all (but not less than all) of the Offered Interest at the purchase price and upon the other terms and conditions specified in the Offer Notice. If the Transferor does not receive a written notice from TPG or TPG WP, as the case may be, containing the Offer to Purchase within the thirty (30) day period, TPG or TPG WP, as the case may be, shall be deemed to have declined to purchase the Offered Interest and the Transferor may, subject to compliance with the provisions of paragraph 5 (d), thereafter transfer to a purchaser at any time within ninety (90) days following the Notice Date all (but not less than all) of the Offered Interest at a price which is not less than the purchase price specified in the Offer Notice and upon substantially the same terms and conditions set forth in the Offer Notice; provided that if TPG or TPG WP, as the case may be, notifies the Transferor in writing, within thirty (30) days following receipt of a notice from the Transferor of the name of a possible purchaser, of an objection to the possible purchaser because TPG or TPG WP, as the case may be, in its reasonable discretion, determines that the purchaser or one or more of its affiliates is engaged in a business that competes with MEMC or any of its subsidiaries, the Transferor shall not have the right to transfer any of the Offered Interest to such possible purchaser; and provided further that if the Offered Interest is not transferred to a purchaser for any reason within ninety (90) days following the Notice Date, then such Offered Interest may be transferred only by again complying with all of the terms and procedures set forth in this paragraph 5.

                  (c) In the event that pursuant to the Offer to Purchase TPG or TPG WP, as the case may be, agrees to purchase all (but not less than all) of the Offered Interest on the terms and subject to the conditions set forth in the Offer Notice, the closing for such transaction shall take place at a time and place reasonably acceptable to the Transferor and TPG or TPG WP, as the case may be; provided that such closing shall not occur more than thirty (30) days after the date on which the Transferor receives the Offer to Purchase. At such closing, TPG or TPG WP, as the case may be, shall deliver to the Transferor the consideration to be exchanged for such Offered Interest, in immediately available funds, and the Transferor shall deliver to TPG or TPG WP, as the case may be, all documents required to effect the sale of such Offered Interest, duly endorsed and free of any liens, including appropriate documentation providing indemnities to TPG to TPG WP, as the case may be, regarding its title to such Offered Interest.

                  (d) As soon as practicable, but in any event no less than thirty (30) days prior to the consummation of a proposed sale of Offered Interest to a purchaser pursuant to paragraph 5(b), the Transferor shall give written notice to the Lenders and TPG, which notice shall specify with respect to each such proposed sale the name or names of one or more possible purchasers, provided that in no event shall such notice specify more than five possible purchasers. The Transferor shall not sell the Offered Interest to a purchaser unless the Transferor has given a notice pursuant to the preceding sentence that such purchaser is a possible purchaser. As soon as practicable, but in any event no less than ten (10) days prior to the consummation of a sale of Offered Interest to a purchaser pursuant to paragraph 5(b), the Transferor shall give written notice to TPG, which notice shall specify with respect to each such proposed sale: (i) the identity of the purchaser, (ii) the cash purchase price to be paid by such purchaser for the Offered Interest, (iii) the date of the proposed transfer and (iv) any other material items and conditions of the proposed sale.

                  6. Tag-Along Rights. (a) If TPG or TPG WP or any of their affiliates proposes to transfer any Revolver Interests, Participation Interests, interests or rights under or in connection with the Italian Credit Agreement or related agreements in respect of collateral ("Italian Credit Agreement Rights"), Senior Notes, or Warrants to a purchaser other than a Permitted Transferee of TPG or TPG WP, TPG or TPG WP or any of their affiliates (hereinafter referred to as the "Selling TPG Party") shall give written notice (a "Transfer Notice") of such proposed transfer to the Lenders other than the Selling TPG Party (the "Other Lenders") at least thirty (30) days prior to the consummation of such proposed transfer, setting forth (i) the identity of the purchaser, (ii) the consideration to be received by the Other Lenders, (iii) the date of the proposed transfer, (iv) the amount of the Revolver Interests, Participation Interests, Senior Notes or Warrants offered, as the case may be, and, if applicable, the portion of the indebtedness under the Italian Credit Agreement proposed to be transferred, (v) any other material items and conditions of the proposed sale and (vi) that each such Other Lenders shall have the right to elect to sell up to the Pro Rata Portion (as defined below) of its Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be.

                  (b) Upon delivery of a Transfer Notice, each Other Lender may elect to sell up to the Pro Rata Portion of its Revolver Interests, Participation Interests, Senior Notes, or Warrants as the case may be, pursuant to the same terms and conditions with respect to payment for the interest as agreed to by the Selling TPG Party, by sending written notice to the Selling TPG Party within thirty (30) days after receipt of the Transfer Notice, indicating its election to sell up to the Pro Rata Portion of its Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be, in the same transaction, in which case the portion of Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be, to be sold by the Selling TPG Party shall be reduced by such amount (with the result that each Selling TPG Party and each such electing Other Lender shall sell to the purchaser the same percentage of their respective Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be). Following such thirty (30) day period, each Other Lender, concurrently with the Selling TPG Party, shall be permitted to sell to the purchaser, at any time up to ninety (90) days after the delivery of the Transfer Notice, on terms set forth in the Transfer Notice the Pro Rata Portion of its Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be; provided, however, that no Selling TPG Party shall be permitted to sell to the purchaser unless, simultaneously with the consummation of such sale, the sale by the Other Lenders who have elected to sell pursuant to this paragraph (ii) of the Pro Rata Portion of their Revolver Interests, Participation Interests, Senior Notes, or Warrants is also consummated.

                  (c) For purposes of this Agreement, "Pro Rata Portion" shall mean, with respect to Revolver Interests, Participation Interests, Senior Notes, or Warrants, the portion attained by multiplying (A) the aggregate interests then held by such Lender in such Revolver Interests, Participation Interests, Senior Notes or Warrants, as the case may be, by (B) a fraction, the numerator of which shall be the aggregate amount of the Revolver Interests, Participation Interests, Senior Notes, or Warrants proposed to be sold by the Selling TPG Party to the purchaser as set forth in the Transfer Notice, as the case may be, and the denominator of which shall be the aggregate amount of the Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be, then outstanding (including such Revolver Interests, Participation Interests, Senior Notes, or Warrants proposed to be sold by the Selling TPG Party, if any).

                  (d) For the purposes of this paragraph 6 and paragraph 7, the term "Participation Interests" shall include the interests of TPG, TPG WP or any of their affiliates with respect to the Italian Credit Agreement which are held directly by such person or entity, rather than being subject to the participation interests of other entities.

                  7. Drag-Along Rights. In the event that TPG or TPG WP wishes to sell all or substantially all of (i) its Revolver Interests, (ii) its Participation Interests, (iii) the Senior Notes held by TPG WP, or (iv) the Warrants held by TPG WP, in each case by merger, stock sale, asset sale or otherwise (other than pursuant to paragraph 8 of this Agreement) to a purchaser that is not an affiliate of TPG or TPG WP or any of their affiliates and said purchaser desires to acquire all or substantially all of the outstanding Revolver Interests, Participation Interests, Italian Credit Agreement Rights, Senior Notes or Warrants, as the case may be, upon such terms and conditions as agreed to with TPG or TPG WP, each other Lender agrees to sell all of its Revolver Interests, Participation Interests, Senior Notes, or Warrants as the case may be, to said purchaser and to waive its appraisal or dissenters' rights with respect to such transaction, at a price that reflects the Pro Rata Portion of its Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be, and on the same terms and conditions as TPG or TPG WP have agreed to with such purchaser; provided, however, that no Lender required to sell pursuant to this paragraph 7 shall be required to make any representation, covenant or warranty in connection with such sale, other than as to its ownership and authority to sell, free of liens, claims or encumbrances, the Revolver Interests, Participation Interests, Senior Notes, or Warrants to be sold by such Lender. In such case, TPG or TPG WP, as the case may be, shall give written notice of such sale to the other Lenders at least thirty (30) days prior to the consummation of such sale, setting forth (i) the consideration to be received by such Lenders, (ii) the identity of the purchaser, (iii) the date of the proposed transfer and (iv) any other material items and conditions of the proposed transfer.

                  8. Permitted Transfers. Notwithstanding anything to the contrary herein, transfers to any Permitted Transferee of a lender shall not be subject to paragraph 5, 6 or 7. For purposes of this Agreement, a "Permitted Transferee" means (a) in the case of any transferor that is not a corporation or individual, any present or former general or limited partner, member, managing director, officer, employee or affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such transferor, (b) in the case of any transferor that is a corporation, any other entity that owns, directly or indirectly, at least 51% of the equity securities of such transferor ("majority ownership") or that is under common majority ownership with such transferor, (c) in the case of any transferor that is an individual, any successor by death or divorce, (d) in the case of any transferor that is a trust whose sole beneficiaries are individuals, such individuals or their spouses or lineal descendants or (e) in the case of TPG or TPG WP, any officers or directors of MEMC or other persons providing consulting or other services to MEMC (excluding in each case any TPG deal professionals or any TPG affiliate (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), so long as such Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be, constitute less than 10% of the aggregate Revolver Interests, Participation Interests, Senior Notes, or Warrants, as the case may be, on the date hereof.

                  9. Transferee's Rights and Obligations. Any party that acquires any Revolver Interests, Participation Interests, Senior Notes, or Warrants shall assume the obligations and, unless otherwise agreed by the transferee, acquire the rights of the transferor with respect to such Revolver Interests, Participation Interests, Senior Notes, or Warrants that it acquires; provided that, unless a majority in Interest of the other parties to this Agreement have approved of the transferee in writing, the transferor shall remain liable for all of its obligations under the Revolving Credit Agreement and under this Agreement. In connection with such assumption, the transferee will notify the parties hereto of its address for the purpose of providing notices hereunder.

                  10. Amendments. Any amendment of this Agreement or any waiver of any provision hereof to be effective shall be in writing and signed by all of the parties hereto. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

                  11. Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to principles of conflicts of laws except Section 5-1401 of the General Obligations Law of the State of New York.

                  12. Arbitration. Any disputes arising from this Agreement shall be resolved by exclusive and final arbitration to be carried out in accordance with the procedures described in Section 11.10 of the Amended and Restated Operating Agreement of TPG Wafer Holdings LLC ("Wafer Holdings"), dated as of November 13, 2001.

                  13. Counterparts. This Agreement may be signed by each party hereto upon a separate copy of this Agreement in which event all of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  14. Notices. Unless otherwise specified herein, any and all notices, offers, acceptances and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing, by registered or certified mail, which shall be addressed to the Member at the following addresses (or at such other address for a Member as shall be specified by like notice):

                  if to TPG, TPG WP or TPG Wafer Management, to:

                  c/o Texas Pacific Group
                  301 Commerce Street, Suite 3300
                  Fort Worth, Texas 76102
                  Attention:  Richard A. Ekleberry
                  Telephone:  817.871.4080
                  Fax:  817.871.4088

                  with a copy (which shall not constitute notice) to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, NY  10006
                  Attention:  Michael A. Gerstenzang, Esq.
                  Telephone:  212.225.2000
                  Fax:  212.225.3999

                  if to TCW, to:

                  c/o TCW/Crescent Mezzanine Partners III, L.P.
                  11100 Santa Monica Boulevard, Suite 2000
                  Los Angeles, California 90025
                  Attention:  Jean-Marc Chapus
                  Telephone:  310.235.5900
                  Fax:  310.235.5967

                  with a copy (which shall not constitute notice) to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY 10022-3852
                  Attention: Howard A. Sobel, Esq.
                  Telephone:  212.715.9326
                  Fax:  212.715.8000

                  if to LGP, to:

                  c/o Leonard Green & Partners, L.P.
                  11111 Santa Monica Boulevard, Suite 2000
                  Los Angeles, California 90025
                  Attention: John Baumer
                  Telephone:  310.954.0416
                  Fax:  310.954.0404

                  with a copy (which shall not constitute notice) to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, NY 10022-3852
                  Attention: Howard A. Sobel, Esq.
                  Telephone:  212.715.9326
                  Fax:  212.715.8000


                  All notices, other communications or documents shall be deemed to have been duly given five (5) business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; provided, however, that notices of a change of address shall be effective only upon receipt.

                  15. Entire Agreement. This Agreement supersedes all prior agreements with respect to the subject matter hereof. This instrument, together with the Revolving Credit Agreement, the Restructuring Agreement, the Italian Credit Agreement and all related agreements contains the entire agreement with respect to such subject matter. This instrument may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by the parties hereto. No waiver of any provision hereof shall be deemed a waiver of any other provision nor shall any such waiver by any party be deemed a continuing waiver of any matter. No amendment, modification, supplement, discharge, or waiver hereof or hereunder shall require the consent of any person not a party to this Agreement.

                  16. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                           TPG WAFER CREDIT PARTNERS,
                                           L.L.C.


                                           By: /s/ Richard A. Ekleberry
                                              -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President



                                           T3 PARTNERS II, L.P.

                                           By: T3 GenPar II, L.P.
                                           Its General Partner


                                           By: T3 Advisors II, Inc.
                                           Its General Partner


                                           By: /s/ Richard A. Ekleberry
                                              -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President



                                           T3 PARALLEL II, L.P.

                                           By: T3 GenPar II, L.P.
                                           Its General Partner


                                           By: T3 Advisors II, Inc.
                                           Its General Partner


                                           By: /s/ Richard A. Ekleberry
                                              -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President



                                           TCW/CRESCENT MEZZANINE
                                           PARTNERS III, L.P. and
                                           TCW/CRESCENT MEZZANINE TRUST III
                                           By: TCW/Crescent Mezzanine
                                           Management III, L.L.C.
                                           its Investment Manager.
                                           By: TCW Asset Management
                                           Company, its Sub-Advisor


                                           By: /s/ Jean-Marc Chapus
                                              ----------------------------
                                              Name: Jean-Marc Chapus
                                              Title: Managing Director


                                           By: /s/ James C. Shevlet, Jr.
                                              ----------------------------
                                              Name: James C. Shevlet, Jr.
                                              Title: Senior Vice President


                                           GREEN EQUITY INVESTORS III, L.P.

                                           By: GEI Capital III, LLC,
                                           its General Partner


                                           By: /s/ John Danhakl
                                              ----------------------------
                                           Name: John Danhakl
                                           Title: Manager


                                           GREEN EQUITY INVESTORS SIDE III, L.P.

                                           By: GEI Capital III, LLC,
                                           its General Partner


                                           By: /s/ John Danhakl
                                              ----------------------------
                                           Name: John Danhakl
                                           Title: Manager

                                           TPG WAFER MANAGEMENT, L.L.C.

                                           By: /s/ Richard A. Ekleberry
                                              -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President


                                           TPG WAFER PARTNERS, L.L.C.


                                           By: /s/ Richard A. Ekleberry
                                              -------------------------
                                           Name: Richard A. Ekleberry
                                           Title: Vice President